AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                           USA WASTE SERVICES, INC.,

                       TRANSAMERICAN ACQUISITION CORP.,

                                     AND

                     TRANSAMERICAN WASTE INDUSTRIES, INC.

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                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I
      THE MERGER.............................................................1
            Section 1.1.  The Merger.........................................1
            Section 1.2.  Effective Time of the Merger.......................1

ARTICLE II
      THE SURVIVING AND PARENT CORPORATIONS..................................2
            Section 2.1.  Certificate of Incorporation.......................2
            Section 2.2.  Bylaws.............................................2
            Section 2.3.  Directors..........................................2
            Section 2.4.  Officers...........................................2

ARTICLE III
      CONVERSION OF SHARES...................................................2
            Section 3.1.  Conversion of Company Shares in the Merger.........2
            Section 3.2.  Conversion of Subsidiary Shares....................3
            Section 3.3. Exchange of Certificates............................3
            Section 3.4.  No Fractional Securities...........................5
            Section 3.5.  Closing............................................5
            Section 3.6.  Closing of the Company's Transfer Books............5
            Section 3.7.  Exchange Ratio Adjustment..........................5

ARTICLE IV
      REPRESENTATIONS AND
      WARRANTIES OF PARENT AND SUBSIDIARY....................................6
            Section 4.1.  Organization and Qualification.....................6
            Section 4.2.  Capitalization.....................................6
            Section 4.3.  Authority; Non-Contravention; Approvals............6
            Section 4.4.  Litigation.........................................8
            Section 4.5.  Registration Statement and Proxy Statement.........8
            Section 4.6.  Reports and Financial Statements...................8
            Section 4.7.  Environmental Matters..............................9
            Section 4.8.  Reorganization and Pooling of Interests............9
            Section 4.9.  Ownership of Company Common Stock.................10

ARTICLE V
      REPRESENTATIONS AND WARRANTIES
      OF THE COMPANY........................................................10
            Section 5.1.  Organization and Qualification....................10
            Section 5.2.  Capitalization....................................10
            Section 5.3.  Subsidiaries......................................11

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            Section 5.4.  Authority; Non-Contravention; Approvals...........11
            Section 5.5.  Reports and Financial Statements..................12
            Section 5.6.  Absence of Undisclosed Liabilities................13
            Section 5.7.  Absence of Certain Changes or Events..............13
            Section 5.8.  Litigation........................................13
            Section 5.9.  Proxy Statement...................................14
            Section 5.10.  No Violation of Law..............................14
            Section 5.11.  Compliance with Agreements.......................15
            Section 5.12.  Taxes............................................15
            Section 5.13.  Employee Benefit Plans; ERISA....................16
            Section 5.14.  Labor Controversies..............................18
            Section 5.15.  Environmental Matters............................18
            Section 5.16.  Non-competition Agreements.......................19
            Section 5.17.  Title to Assets..................................19
            Section 5.18.  Material Contracts...............................20
            Section 5.19.  Company Stockholders' Approval...................20
            Section 5.20. Brokers and Finders...............................20
            Section 5.21. Opinion of Financial Advisor......................20

ARTICLE VI
      CONDUCT OF BUSINESS PENDING THE MERGER................................20
            Section 6.1.  Conduct of Business by the Company Pending the
                            Merger .........................................20
            Section 6.2.  Control of the Company's Operations...............22
            Section 6.3.  Acquisition Transactions..........................22

ARTICLE VII
      ADDITIONAL AGREEMENTS.................................................23
            Section 7.1.  Access to Information.............................23
            Section 7.2.  Registration Statement and Proxy Statement........24
            Section 7.3.  Stockholders' Approvals...........................24
            Section 7.4.  Compliance with the Securities Act................24
            Section 7.5.  Exchange Listing..................................25
            Section 7.6.  Expenses and Fees.................................25
            Section 7.7.  Agreement to Cooperate............................25
            Section 7.8.  Public Statements.................................26
            Section 7.9.  Option Plans and Warrants.........................26
            Section 7.10. Notification of Certain Matters...................27
            Section 7.11. Directors' and Officers' Indemnification..........27
            Section 7.12. Corrections to the Proxy Statement/Prospectus
                            and Registration Statement......................28
            Section 7.13. Release of Sureties and Bonds.....................28
            Section 7.14. Employee Plans and Benefits and Employment
                            Contracts ......................................28
            Section 7.15. Exercise or Conversion of  Options, Warrants and
                            Convertible Debentures..........................29

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ARTICLE VIII
      CONDITIONS TO CLOSING.................................................29
            Section 8.1.  Conditions to Each Party's Obligation to Effect
                            the Merger......................................29
            Section 8.2.  Conditions to Obligation of the Company to Effect
                            the Merger......................................30
            Section 8.3.  Conditions to Obligations of Parent and Subsidiary
                            to Effect the Merger............................31
ARTICLE IX
      TERMINATION, AMENDMENT AND WAIVER.....................................32
            Section 9.1.  Termination.......................................32
            Section 9.2.  Effect of Termination.............................33
            Section 9.3.  Amendment.........................................34
            Section 9.4.  Extensions; Waiver................................34

ARTICLE X
      GENERAL PROVISIONS....................................................34
            Section 10.1.  Non-Survival of Representations and Warranties...34
            Section 10.2.  Notices..........................................34
            Section 10.3.  Interpretation...................................35
            Section 10.4.  Miscellaneous....................................35
            Section 10.5.  Counterparts.....................................36
            Section 10.6.  Parties in Interest..............................36
            Section 10.7.  Enforcement of the Agreement.....................36
            Section 10.8.  Certain Definitions..............................36
            Section 10.9.  Validity.........................................37
            Section 10.10.  Disclosure Schedules............................37
            Section 10.11.  Obligation of the Parent........................37

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                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of January ___, 1998 (the "Agreement"), by and among USA Waste Services, Inc., a Delaware corporation ("Parent"), TransAmerican Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Subsidiary"), and TransAmerican Waste Industries, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Parent, Subsidiary and Company have approved the merger of Subsidiary with and into the Company (the "Merger");

      WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

      WHEREAS, Parent, Subsidiary and the Company intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  THE MERGER

      Section 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with Delaware General Corporation Law ("DGCL"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

      Section 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a certified copy of the agreement, in a form mutually acceptable to Parent and the Company, or in a certificate of merger in lieu thereof, to be filed with the Secretary of State of the State of Delaware in accordance with DGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof, and in any event within five (5) days after the satisfaction, or waiver, of all conditions to Closing set forth in Article VIII hereof, subject to the terms and conditions hereof. Accordingly, subject to the provisions hereof and to the fiduciary duties of

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their respective boards of directors, the parties shall use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.5.

                                  ARTICLE II
                     THE SURVIVING AND PARENT CORPORATIONS

      Section 2.1. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and subject to Section 7.11 of this Agreement as may thereafter be amended in accordance with its terms and as provided under DGCL.

      Section 2.2. BYLAWS. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time, and subject to Section 7.11 of this Agreement as may thereafter be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and DGCL.
      Section 2.3. DIRECTORS. The directors of the Surviving Corporation shall be as designated in Schedule 2.3, and such directors shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      Section 2.4. OFFICERS. The officers of the Surviving Corporation shall be as designated in Schedule 2.4, and such officers shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III
                             CONVERSION OF SHARES

      Section 3.1. CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent or the Company:

            (a) each share of the Company's common stock, $.001 par value per share (the "Company Common Stock") issued and outstanding shall, subject to Sections 3.3, 3.4 and 3.7, be converted into the right to receive validly issued, fully paid and non-assessable shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock") in the ratio of 0.045232 shares of Parent Common Stock for each share of Company Common Stock (as adjusted pursuant to this Agreement, the "Exchange Ratio");

            (b) each share of capital stock of the Company, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Effective Time; and

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            (c) each convertible debenture that is outstanding at the Effective
Time, whether or not convertible, shall automatically and without any action on the part of the holder thereof be convertible into a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could be issued upon conversion of the convertible debenture multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the per share conversion price of the debenture divided by the Exchange Ratio;

            (d) all rights to receive shares of Company Common Stock in connection with the earn-out arrangement set forth in Schedule 3.1(d) shall automatically be converted into a right to receive a number of shares of Parent Company Stock equal to the number of shares of Company Common Stock that could be acquired under such right multiplied by the Exchange Ratio.

      Section 3.2. CONVERSION OF SUBSIDIARY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $.01 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation .

      Section 3.3. EXCHANGE OF CERTIFICATES.

            (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent reasonably satisfactory to Parent and the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(a). From and after the Effective Time the holders of the outstanding certificates of Company Common Stock shall be treated as a holder of record of Parent Common Stock for all purposes; provided, however, notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends or other distributions shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends or other distributions which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon surrender.

            (b) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock
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surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

            (c) Promptly after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4.

            (d) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), and the Company Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (e) Promptly following the date which is nine months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Common Stock and cash in lieu of fractional shares, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with this Article III. When authorizing such issuance in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and
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as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

      Section 3.4. NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to this Article III shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by $38.00.

      Section 3.5. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

      Section 3.6. CLOSING OF THE COMPANY'S TRANSFER BOOKS. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to Section 3.1 and the right to receive cash for payment of fractional shares pursuant to Section 3.4. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Parent Common Stock in accordance with this Article III.

      Section 3.7. EXCHANGE RATIO ADJUSTMENT. To the extent Net Debt (as defined below) calculated as of the last day of the calendar month immediately preceding the Company Stockholders' Meeting exceeds $43,200,000 (the "Net Debt Threshold"), the Exchange Ratio shall be adjusted downward and determined as follows: (i) subtract from 2,000,000 that number which is the quotient of (A) the excess of Net Debt over the Net Debt Threshold and (B)$38.00, and (ii) then divide the resulting number by 44,216,250. Arthur Andersen will deliver promptly after such calendar month, a report based upon agreed upon procedures relating to the calculation of Net Debt, which report will be in form and substance satisfactory to Parent and the Company. "Net Debt" shall mean the Company's (i) long-term debt, less current portion plus (ii) net working capital deficiency resulting from total current assets less total current liabilities (including all prepayment costs, penalties and fees relating to binding agreements that have been
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entered into for the retirement of debt pursuant to Section 8.3(e), but excluding any expenses or accruals for the actual transaction costs incurred (not in excess of $375,000 plus such other amounts as may be charged by Arthur Andersen pursuant to the report required to be delivered pursuant to this Section and Section 8.3(g)) or for severance costs or stay bonuses (reasonably estimated at $1,400,000)), less (iii) the cash restricted for developmental projects which is classified as a non-current asset, in each case as determined in accordance with GAAP as applied by the Company in its previously filed reports and financial statements pursuant to Section 5.5.

                                  ARTICLE IV
                              REPRESENTATIONS AND
                      WARRANTIES OF PARENT AND SUBSIDIARY

      Parent and Subsidiary each represent and warrant to the Company that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by an authorized officer of Parent (the "Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

      Section 4.1. ORGANIZATION AND QUALIFICATION. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

      Section 4.2.  CAPITALIZATION.

            (a) As of September 30, 1997, the authorized capital stock of Parent consisted of 500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of September 30, 1997, (i) 216,048,062 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of Parent Preferred Stock were issued and outstanding and (iii) 23,485 shares of Parent Common Stock and no shares of Parent Preferred Stock were held in the treasury of Parent.

            (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

      Section 4.3.  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

            (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.3(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent
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and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of Parent set forth in Article VII is valid, legally binding and enforceable, notwithstanding the absence of any approval, including approval by Parent's stockholders. The consent or approval of the Parent's stockholders is not required or necessary to authorize the execution and delivery of this Agreement or the consummation by Parent or Subsidiary of the transactions contemplated hereby

            (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets (including without limitation Environmental Laws as defined herein) or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Parent and its subsidiaries, taken as a whole.

            (c) Except for (i) the filings by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Proxy Statement/Prospectus (as defined in Section 4.5) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection

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with the Merger, and (iv) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

      Section 4.4. LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger, or which would reasonably be expected either alone or in the aggregate with all such claims, actions or proceedings to materially adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

      Section 4.5. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Company's meeting of its stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      Section 4.6. REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1994, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Parent SEC Reports (defined herein below) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

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therein, in the light of the circumstances under which they were made, not misleading. Parent has previously delivered to the Company copies (including all exhibits, post-effect amendments and supplements thereto) of each of the Parent SEC Reports filed since December 31, 1996. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. "Parent SEC Reports" shall mean the Parent's (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996 and for the immediately preceding fiscal year, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from January 1, 1994, until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by Parent with the SEC since January 1, 1994 (other than registration statements filed on Form S-8) (in each case as filed prior to the date hereof).

      Section 4.7. ENVIRONMENTAL MATTERS. Except as disclosed in the Parent SEC Reports, (i) Parent and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (defined in Section 10.8), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by Parent or any of its subsidiaries contain any Hazardous Substance (defined in Section 10.8) as a result of any activity of Parent or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws,
(iii) since January 1, 1994, neither Parent nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity indicating that Parent or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against Parent or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by Parent or any of its subsidiaries as a result of any activity of Parent or any of its subsidiaries during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, and (vi) neither Parent, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through
(vi) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

      Section 4.8. REORGANIZATION AND POOLING OF INTERESTS. None of the Parent, Subsidiary or, to their knowledge, any of their affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from (a) constituting a reorganization within the meaning of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

      Section 4.9. OWNERSHIP OF COMPANY COMMON STOCK. Neither Parent nor any of its subsidiaries beneficially owns any shares of Company Common Stock as of the date hereof except for warrants to purchase Company Common Stock which will be canceled as of the Effective Time.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

      The Company represents and warrants to Parent and Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

      Section 5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. True, accurate and complete copies of the Company's Certificate of Incorporation, as amended, and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

      Section 5.2.  CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock. As of September 30, 1997, 44,193,750 shares of Company Common Stock, and no shares of preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of the Company holds any shares of the capital stock of the Company.

            (b) Except as disclosed in the Company SEC Reports (as defined in Section

5.5), as of the date hereof there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company other than voting agreements executed in connection with this Agreement.

      Section 5.3. SUBSIDIARIES. Each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to be so organized and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

      Section 5.4.  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

            (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3) and the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of the Company set forth in Sections 6.1 and 6.3 and Article VII is valid, legally binding and enforceable notwithstanding the absence of the Company Stockholders' Approval.

            (b) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets (including without limitation Environmental Laws as defined herein), or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholder's Approval. Excluded from the foregoing sentences of this paragraph
(b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

            (c) Except for (i) the filings by Parent and the Company required by the HSR Act, (ii) the filing of the Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger, and
(iv) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

      Section 5.5. REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1994, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to Parent copies of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996, and for each of the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from January 1, 1997, until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC since January 1, 1997 (other than Registration Statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c) and collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

      Section 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 1997, and were incurred in the ordinary course of business and consistent with past practices, and (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof.

      Section 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent Company SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, except for changes that affect the industries in which the Company and its subsidiaries operate generally.

      Section 5.8. LITIGATION. Except as referred to in the Company SEC Reports, there are no claims, suits, actions, Environmental Claims or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as referred to in the Company SEC Reports or in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

      Section 5.9. PROXY STATEMENT. None of the information to be supplied by the Company or its subsidiaries for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent or Subsidiary for inclusion therein.

      Section 5.10. NO VIOLATION OF LAW. Except as disclosed in the Company SEC Reports or in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company SEC Reports, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole.

      Section 5.11. COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, bylaws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.11, would have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

      Section 5.12.  TAXES.

            (a) The Company and its subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate taxing authority all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision on their financial statements (or there has been paid or adequate provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof. There are no liens for Taxes upon any property or assets of the Company or any subsidiary thereof, except for liens for Taxes not yet due. Neither the Company or any of its subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which is reasonably likely to have a material adverse effect on the Company or any of its subsidiaries. The Company and its subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code") or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over to the appropriate taxing authority all amounts required to be so withheld and paid over under all applicable laws. No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its subsidiaries, and neither the Company nor its subsidiaries has received a written notice of any pending audits or proceedings. The federal income Tax Returns of the Company and its subsidiaries have been examined by the Internal Revenue Service (which examination has been completed) or the statute of limitations for the assessment of federal income Taxes of the Company and its subsidiaries has expired, for all periods through and including December 31, 1993, and no deficiencies were asserted as a result of such examinations which have not been resolved and fully paid. There are no outstanding requests, agreements, consents or waivers to extend the statute of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its subsidiaries, and no power of attorney granted by either the Company or any of its subsidiaries with respect to any Taxes is currently in force. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not directly or indirectly, a wholly-owned corporate subsidiary of the Company. Neither the Company nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries. Except for any payments made in connection with the transactions contemplated by this Agreement, the deductibility of compensation paid by the Company and/or its subsidiaries will not be limited by Section 162(m) of the Code. No adjustments or deficiencies relating to Tax Returns of the Company and its subsidiaries have been proposed, asserted or assessed by any taxing authority, except for such adjustments or deficiencies which have been fully paid or finally settled. No payment to be made in connection with the transactions contemplated by this Agreement will fail to be deductible under Section 280G of the Code.

            (b) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

            (c) "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

      Section 5.13.  EMPLOYEE BENEFIT PLANS; ERISA.

            (a) Except as set forth in the Company SEC Reports, at the date hereof, the Company and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company and its subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). The Company Disclosure Schedule lists all Multi-employer Plans and Multiple Employer Plans which any of the Company or its subsidiaries maintains or to which any of them is obligated to make contributions. Neither the Company nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

            (b) Except as disclosed in the Company SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans,
(iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in
Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company Disclosure Schedule, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, rules and regulations during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired,
(viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in ERISA and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under ERISA, (ix) to the best knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Plans, or any fiduciary thereunder, other than claims for benefits in the ordinary course, and (x) the Company and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its subsidiaries under Section 4001 of ERISA or
Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

            (c) The Company SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

            (d) There are no agreements which will or may provide payments to any officer, employee, stockholder, or highly compensated individual which will be "parachute payments" under Code Section 280G that are nondeductible to the Company or subject to tax under Code Section 4999 for which the Company or any subsidiary would have withholding liability.

      Section 5.14. LABOR CONTROVERSIES. Except as set forth in the Company SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees and (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, except for such controversies and organizational efforts, which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

      Section 5.15. ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substances as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws or environmental permits, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries which have not been made available at their respective sites to Parent prior to the date hereof, (viii) no underground storage tanks have been installed, closed or removed from any properties owned by the Company or any of its subsidiaries during, in the case of the Company, the time such properties were owned, leased or operated by the Company and during, in the case of each subsidiary, the time such subsidiary has been owned by the Company, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries above permitted levels, and no asbestos has been removed from any such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries above permitted levels, and (x) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Section 5.15 of the Company Disclosure Schedule lists all facilities of the Company for which environmental permits are required.

      Section 5.16. NON-COMPETITION AGREEMENTS. Neither the Company nor any subsidiary of the Company is a party to any agreement which purports to restrict or prohibit in any material respect any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and other wastes or any other business currently engaged in by the Parent or the Company, or any corporations affiliated with either of them. None of the Company's officers, directors, or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary of the Company from, directly or indirectly, engaging in any of the businesses described above.

      Section 5.17. TITLE TO ASSETS. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), (iii) as disclosed in the Company SEC Reports, or (iv) any lien securing any debt or obligation described on the Company Disclosure Schedule which is expressly referenced as being secured, and except for such matters which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All leases under which the Company leases any substantial amount of real property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default by or on behalf of the Company or its subsidiaries, or to the knowledge of the Company, by or on behalf of any third party, other than defaults under such leases which in the aggregate will not materially and adversely affect the condition of the Company.

      Section 5.18. MATERIAL CONTRACTS. All contracts required to be filed by the Company pursuant to Item 601 of Regulation S-K are set forth as exhibits to the Company SEC Reports. All such contracts are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such material contracts, any existing default or event which with notice or lapse of time or both would become a default by or on behalf of the Company or its subsidiaries, or to the knowledge of the Company, by or on behalf of any third party, other than defaults under such contracts which in the aggregate will not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

      Section 5.19. COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock.

      Section 5.20. BROKERS AND FINDERS. Except for the fees and expenses payable to Dain Rauscher, Inc. ("Dain Rauscher"), which fees are reflected in its agreement with the Company (a copy of which has been delivered to Parent), the Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees , brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Rauscher Pierce, there is no claim for payment by the Company of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      Section 5.21. OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, Dain Rauscher has rendered a written opinion to the Company to the effect that the Merger is fair from a financial point of view to the shareholders of the Company (other than Parent and its affiliates).

                                  ARTICLE VI
                    CONDUCT OF BUSINESS PENDING THE MERGER

      Section 6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement or disclosed in Section 6.1 of the Company Disclosure Schedule, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

            (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

            (b) not (i) amend or propose to amend their respective charters or bylaws, (ii) split, combine or reclassify their outstanding capital stock or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company to the Company;

            (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional share of, or any options, warrants or rights of any kind to acquire any share of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares upon conversion of convertible securities and exercise of options and warrants outstanding on the date hereof;

            (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowing required for working capital purposes in the ordinary course of business or (B) borrowing to refinance existing indebtedness on terms which are reasonably acceptable to Parent, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business,
(iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

            (f) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

            (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers, or key employees, except in the ordinary course and consistent with past practice; provided however, that the Company and its subsidiaries shall in no event enter into any written employment agreement;

            (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

            (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

            (j) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority;

            (k) give prompt written notice to Parent of the commencement of any Environmental Claim, or non-routine inspection by any Governmental Authority with responsibility for enforcing or implementing any applicable Environmental Laws, and provide to Purchaser such information as Purchaser may reasonably request regarding such Environmental Claim, any developments in connection therewith, and, as applicable, the Company's or its subsidiary's anticipated or actual response thereto;

            (l) use its commercially reasonable efforts to cause the transfer of Environmental Permits (on the same terms and conditions), and any financial assurance required thereunder to Parent or Subsidiary as may be necessary under applicable Environmental Laws in connection with the consummation of the transactions under this Agreement to allow Parent or Subsidiary to conduct the business of the Company and its subsidiaries, as currently conducted; and

            (m) in the event that the Company incurs indebtedness or uses its restricted cash after the date hereof, the Company will notify Parent of such action and related amounts.

      Section 6.2. CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

      Section 6.3.  ACQUISITION TRANSACTIONS.

            (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall cause each of it subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (such transactions being referred to herein as "Acquisition Transactions");

            (b) Notwithstanding the provisions of paragraph (a) above, the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction ("Acquisition Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions of the Confidentiality Agreement, executed by Parent in connection herewith) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquiror") and negotiate with such Potential Acquiror if (i) the Board of Directors of the Company in good faith concludes that such Acquisition Proposal (if consummated pursuant to its terms) would result in a transaction more favorable to the Company's stockholders than the Merger and (ii) based upon advice of its outside legal counsel, its Board of Directors determines in good faith that the failure to provide such confidential or non-public information to such Potential Acquiror would constitute a breach of its fiduciary duty to its stockholders (any such Acquisition Proposal meeting the condition of clause (i) being referred to as a "Superior Proposal"). Moreover, the Company's Board of Directors may take and disclose to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or may make such other disclosures to the Company's stockholders which, as advised by outside counsel, is required under applicable law.

            (c) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for non-public information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

      Section 7.1.  ACCESS TO INFORMATION.

            (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties (including without limitation to conduct soil, groundwater, ambient air or other environmental testing or analyses), books, contracts, personnel, representatives of or contacts with governmental or regulatory authorities, agencies or bodies, commitments, and records (including, but not limited to, Tax Returns and any and all records or documents which are within the possession of governmental or regulatory authorities, agencies or bodies, and the disclosure of which the Company and its subsidiaries can facilitate or control) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning their respective businesses, properties and personnel as Parent or Subsidiary, as the case may be, shall reasonably request. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold in strict confidence all non-public documents and information furnished to Parent and Subsidiary in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

            (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

      Section 7.2. REGISTRATION STATEMENT AND PROXY STATEMENT. Parent and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as reasonably practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence.

      Section 7.3. STOCKHOLDERS' APPROVALS. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders (the "Company Stockholders' Approval"). Such meeting of stockholders shall be held as soon as practicable, and shall be referred to herein as the "Company Stockholders' Meeting." Parent shall authorize and cause an officer of Parent to vote Parent's shares of Subsidiary Common Stock for adoption and approval of this Agreement and the transactions contemplated hereby and shall take all additional actions as the sole stockholder of Subsidiary necessary to adopt and approve this Agreement and the transactions contemplated hereby.

      Section 7.4. COMPLIANCE WITH THE SECURITIES ACT. The Company shall cause each principal executive officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of the Company, to deliver to Parent on or prior to the Effective Time a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of Parent and the Company have been filed with the SEC, sent to stockholders of Parent or otherwise publicly issued. To the extent required under the Company's convertible debentures, options and warrants, Parent shall, promptly following the Effective Time, use commercially reasonable efforts to cause one or more registration statements under the Securities Act to be declared effective to cover the exercise of such convertible debentures, options and warrants for shares of Parent Common Stock.

      Section 7.5. EXCHANGE LISTING. Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on the NYSE, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger or to be reserved for issuance upon the exercise of stock options or warrants or the conversion of convertible debentures.

      Section 7.6.  EXPENSES AND FEES.

            (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (i) the filing fee and expenses incurred in connection with the HSR filing shall be paid by Parent, (ii) all filing fees incurred in connection with the filing of the Proxy and Registration Statement, including any filing required under state blue sky or securities laws, shall be paid by Parent, and

(iii) those expenses incurred in connection with printing the Proxy Statement/Prospectus shall be shared equally by Parent and the Company.

            (b) The Company agrees to pay to Parent a fee equal to Three Million Dollars ($3,000,000) if (i) the Company terminates this Agreement pursuant to clause (v) or (vi) of Section 9.1(a), or (ii) Parent terminates this Agreement pursuant to clause (iv) of Section 9.1(b).

            (c) Parent agrees to pay to the Company (i) its reasonable, actual, verified expenses (not in excess of $375,000 plus the expenses of Arthur Andersen referenced in Section 3.7) related to the transaction contemplated hereby if Parent terminates this Agreement because it is required to sell, divest, dispose of, or hold separate assets or businesses with aggregate 1997 revenues in excess of $6,250,000 (which amount is estimated to be the revenues from the front loader business in the Greater Houston area and the North County Landfill) or (ii) a fee equal to One Million Dollars ($1,000,000) if the Company terminates this Agreement pursuant to clause (iv) of Section 9.1(a).

      Section 7.7.  AGREEMENT TO COOPERATE.

            (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of the Company and its subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the fiduciary duties of the Board of Directors of the Company and Parent and the requisite vote of the stockholders of the Company.

            (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to 15 days after the date hereof, a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and
(ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall take all reasonable steps necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other governmental entity with respect to the merger so as to enable the Closing to occur as soon as reasonable possible. Without limiting the foregoing, Parent shall propose, negotiate, commit to and effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing; provided, however, that Parent shall not be required to sell, divest, dispose of, or hold separate assets or businesses with aggregate 1997 revenues in excess of $6,250,000 (which amount is estimated to be the revenues from the front loader business in the Greater Houston area and the North County Landfill). Each party shall promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other party to review in advance any proposed communication to any of the foregoing.

            (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of parent, which consent will not be unreasonably withheld.

      Section 7.8. PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

      Section 7.9. OPTION PLANS AND WARRANTS.

            (a) Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Company Common Stock (each a "Company Option") to be automatically converted at the Effective Time into an option (each a "Parent Option") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio, as adjusted, and subject to the same terms and conditions as the Company Option. The date of grant of a substituted Parent Option shall be the date on which the corresponding Company Option was granted. At the Effective Time, all references in the stock option agreements to the Company shall be deemed to refer to Parent. Parent shall assume all of the Company's obligations with respect to Company Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of the Parent Options all shares of Parent Common Stock converted thereby and amend its Registration Statement on Form S-8 or file a new registration statement to cover the additional shares of Parent Common Stock subject to Parent Options granted in replacement of Company Options.

            (b) Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised warrant to purchase shares of Company Common Stock (each a "Company Warrant") to be automatically converted at the Effective Time into a warrant (each a "Parent Warrant") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Warrant multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the warrant exercise price determined pursuant to the Company Warrant divided by the Exchange Ratio, as adjusted, and subject to the same terms and conditions as the Company Warrant. The date of grant of a substituted Parent Warrant shall be the date on which the corresponding Company Warrant was granted. At the Effective Time, all references in the warrant agreements to the Company shall be deemed to refer to Parent. Parent shall assume all of the Company's obligations with respect to Company Warrants as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of the Parent Warrants all shares of Parent Common Stock converted thereby.

      Section 7.10. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 7.11.  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

            (a) The indemnification provisions of the Certificate of Incorporation of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

            (b) After the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "indemnified Party" and collectively the "indemnified Parties") against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring at or prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the indemnified Parties, which counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation, promptly after statements therefor are received, (ii) the Parent and the Surviving Corporation will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an indemnified Party's conduct complies with the standards set forth under the DGCL and the Parent's or the Surviving Corporation's respective charters or bylaws shall be made by independent legal counsel acceptable to the Parent or the Surviving Corporation, as the case may be, and the indemnified Party; PROVIDED, HOWEVER, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

            (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 7.11.

            (d) This Section 7.11, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation and Parent, and any person or entity referenced in this Section 7.11 or indemnified hereunder, each of whom may enforce the provisions of this Section 7.11 (whether or not parties to this Agreement).

      Section 7.12. CORRECTIONS TO THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

      Section 7.13. RELEASE OF SURETIES AND BONDS. Parent shall cause the Company and any affiliate or stockholder of the Company to be released of all sureties and bonds set forth on SCHEDULE 7.13 within one hundred eighty (180) days of the Closing Date.

      Section 7.14.  EMPLOYEE PLANS AND BENEFITS AND EMPLOYMENT CONTRACTS.

            (a) From and after the Effective Time, the Surviving Corporation and its subsidiaries will honor in accordance with their terms all existing written employment, severance, consulting and salary continuation agreements between the Company or any of its subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its subsidiaries or group of such officers, directors, employees or consultants described in Section 7.14(a) of the Company Disclosure Schedule.

            (b) To the extent permitted under applicable law, each employee of the Company or its subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by the Parent or Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan.

            (c) This Section 7.14, which shall survive the consummation of the Merger at the Effective Time and shall continue without limit, is intended to benefit and bind the Company, the Surviving Corporation and any person or entity referenced in this Section 7.14, each of whom may enforce the provisions of this
Section 7.14 (whether or not parties to this Agreement). Notwithstanding anything to the contrary contained herein, nothing contained in this Section
7.14 shall create any beneficiary rights in any employee or former employee (including any dependent thereof) of the Company, any of its subsidiaries or the Surviving Corporation in respect of continued employment for any specified period of any nature or kind whatsoever.

      Section 7.15. EXERCISE OR CONVERSION OF OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES. The Company shall use reasonable efforts to cause each of its holders of stock options, warrants and convertible debentures to exercise or convert such securities into shares of Company Common Stock effective as of the Closing.


                                 ARTICLE VIII
                             CONDITIONS TO CLOSING

      Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, if permissible, at or prior to the Effective Time of the following conditions:

            (a) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

            (b) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

            (c) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

            (d) all consents from lenders required to consummate the Merger shall have been obtained and be in effect at the Effective Time;

            (e) the shares of Parent Common Stock issuable in the Merger and those to be reserved for issuance upon exercise of stock options or warrants or the conversion of convertible debentures shall have been authorized for listing on the NYSE upon official notice of issuance;

            (f) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, any material state blue sky or securities law shall have been complied with, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

            (g) Coopers & Lybrand L.L.P., certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will qualify for a pooling of interests accounting treatment if consummated in accordance with this Agreement;

            (h) each of the parties to the Agreement shall have received a letter dated the Closing Date, addressed to the Company, from Arthur Andersen LLP regarding such firm's concurrence with the Company's management's conclusions that no conditions exist related to the Company that would preclude the Parent's accounting for the Merger with the Company as a pooling of interests under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement; and

            (i) this Agreement and the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company as required by and in accordance with applicable law.

      Section 8.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

            (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the

Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

            (b) Company shall have received a legal opinion from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., in form reasonably satisfactory to Company;

            (c) Parent shall have obtained the release of all guarantees of officers and directors of the Company with respect to Company indebtedness; and

            (d) the Company shall have received an opinion from the Company's counsel, reasonably acceptable to the Company, to the effect that (i) the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and (ii) the Company, the Parent and the Subsidiary will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Merger.

      Section 8.3. CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY TO EFFECT THE MERGER. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

            (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

            (b) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a Material Adverse Effect in the business, operations, properties, assets, conditions (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole;

            (c) all governmental waivers, consents, orders, permit transfers and approvals legally required for the consummation of the Merger and the transactions contemplated hereby or to permit Parent to carry on the business of the Company after Closing in accordance with past customs and practice shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Company to Parent;

            (d) all waivers, consents and approvals from third parties necessary for the transfer of any material contracts, financial assurances and any other rights and benefits in connection with the Merger, or necessary for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date;

            (e) the Company shall have entered into binding agreements to retire in its entirety all of its tax exempt debt and any other debt which requires a prepayment penalty, cost or fee and removed itself from all guarantees of debt in excess of an aggregate $300,000;

            (f) Parent shall have received a certificate of the Chief Executive Officer and Treasurer of the Company to the effect that no material change has occurred in the Net Debt since the last day of the calendar month immediately preceding the Company Stockholders' Meeting;

            (g) Arthur Andersen will deliver at Closing an agreed upon procedures report with respect to the calculation of Net Debt as of a date mutually satisfactory to Parent and the Company; and

            (h) Parent shall have received a legal opinion from Mayor, Day, Caldwell & Keeton, L.L.P., in form reasonably satisfactory to Parent.

                                  ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

      Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company as follows:

            (a) The Company shall have the right to terminate this Agreement:

                  (i) if the representations and warranties of Parent and Subsidiary shall fail to be true and correct in all material respects on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of subsequent date and such failure shall not been cured in all material respects within 30 days after written notice of such failure is given to Parent by the Company;

                  (ii) if the Merger is not completed by May 15, 1998 (provided that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to the Company if the failure of the Company to fulfill any obligation to Parent under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                  (iii) if the Merger is enjoined by a final, unappealable court order;

                  (iv) if Parent (A) fails to perform in any material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to Parent by the Company;

                  (v) if (A) the Company receives an offer from any third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) with respect to a merger, sale of substantial assets or other business combination involving the Company, (B) the Company's Board of Directors determines in good faith that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal, and (C) the Company shall have given Parent two (2) days' prior written notice of its intention to terminate this Agreement pursuant to this provision, provided that termination shall not be effective until such time as the payment required by Section 7.6(b) shall have been received by Parent;

                  (vi) if (A) a tender or exchange offer is commenced by a third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's Board of Directors determines in good faith that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer, and (C) the Company shall have given Parent two (2) days' prior written notice of its intention to terminate this Agreement pursuant to this provision, provided that such termination shall not be effective until such time as the payment required by Section 7.6(b) shall have been received by Parent; or

                  (vii) if the requisite vote of the stockholders of the Company shall not have been obtained by May 10, 1998, or if the stockholders of the Company shall not have approved the Merger and this Agreement at the Company Stockholders' Meeting.

            (b) Parent shall have the right to terminate this Agreement;

                  (i) if the representations and warranties of the Company shall fail to be true and correct in all material respects on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects within 30 days after written notice of such failure is given to the Company by Parent;

                  (ii) if the Merger is not completed by May 15, 1998 (provided that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to Parent if the failure of Parent to fulfill any obligation to the Company under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                  (iii) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to the Company by Parent;

                  (iv) if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of the Company that they tender their shares in a tender or exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member); or

                  (v) if the requisite vote of the stockholders of the Company shall not have been obtained by May 10, 1998, or if the stockholders of the Company shall not have approved the Merger and this Agreement at the Company Stockholders' Meeting.

            (c) The Board of Directors of the Company and Parent mutually agree.

      Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in this Section 9.2 and in Section 7.1, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any willful or intentional breach of this Agreement. The Confidentiality Agreement shall remain in full force and effect following any termination of this Agreement.

      Section 9.3. AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, the Parent and the Subsidiary at any time before or after adoption of this Agreement by the stockholders of the Company, but, after any such stockholder approval, no amendment shall be made which decreases the Exchange Ratio or which adversely affects the rights of the Company's stockholders hereunder without the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

      Section 9.4. EXTENSIONS; WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                              GENERAL PROVISIONS

      Section 10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement shall not survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto. This Section 10.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

      Section 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   If to Parent or Subsidiary to:

                  USA Waste Services, Inc.
                  1001 Fannin, Suite 4000
                  Houston, Texas 77002
                  Attention: Chief Executive Officer
                  Telecopy: (713) 209-9711

            with a copy to:

                  USA Waste Services, Inc.
                  1001 Fannin, Suite 4000
                  Houston, Texas  77002
                  Attention: Gregory T. Sangalis
                  Telecopy: (713) 209-9711

            and:

                  Marcus A. Watts
                  Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                  3400 Chase Tower
                  600 Travis
                  Houston, Texas 77002
                  Telecopy: (713) 223-3717

            (b)  if to the Company, to:

                  TransAmerican Waste Industries, Inc.
                  10554 Tanner Road
                  Houston, Texas  77041
                  Attention: Chairman of the Board
                  Telecopy: (713) 956-1212

            with copies to:

                  Mayor, Day, Caldwell & Keeton, L.L.P.
                  700 Louisiana, Suite 1900
                  Houston, Texas  77002
                  Attention: Jeff Dodd
                  Telecopy: (713) 225-7726

      Section 10.3. INTERPRETATION. The heading contained in this Agreement are for reference purposes only and shall not affect in any way or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

      Section 10.4. MISCELLANEOUS. Except for the confidentiality agreement referred to herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or an of them, with respect to the subject matter hereof, (b) except as provided in Section 7.11 and 7.14, is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent incorporated in Delaware, but no such assignment shall relieve the Parent or the Subsidiary, as the case may be, of its obligations hereunder. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

      Section 10.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 10.6. PARTIES IN INTEREST. Except as provided in Section 7.11 and 7.14, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in Section 7.11 and 7.14, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 10.7. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

      Section 10.8.  CERTAIN DEFINITIONS.

            (a) "Material Adverse Effect" shall mean, as to a person, any adverse change in the business, prospects, financial condition or results of operations of such person and its subsidiaries that is material to such person and its subsidiaries taken as a whole, excluding any such adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which affect the economy generally.

            (b) "Environmental Law" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

            (c) "Subsidiary" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

            (d) "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

      Section 10.9. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      Section 10.10. DISCLOSURE SCHEDULES. Disclosure of any matter in the Parent or Company Disclosure Schedules shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

      Section 10.11. OBLIGATION OF THE PARENT. Whenever this Agreement requires Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Subsidiary to take such action.

      IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.


                                    USA WASTE SERVICES, INC.
Attest:

                                    By:
Secretary                           Name:
                                    Title:


                         TRANSAMERICAN ACQUISITION CORP.
Attest:

                                    By:
Secretary                           Name:
                                    Title:


                      TRANSAMERICAN WASTE INDUSTRIES, INC.
Attest:

                                    By:
Secretary                           Name:
                                    Title: